UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2020

LESLIE’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road

Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 366-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LESL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights and Lock-up Agreement

On November 2, 2020, in connection with the closing of the initial public offering of Leslie’s, Inc. (the “Company,” “we,” “us” or “our”) of its common stock, par value $0.001 per share (the “common stock”), described in the Registration Statement on Form S-1 (File No. 333-249372), as amended (the “Registration Statement”), the Company entered into the Registration Rights and Lock-up Agreement, among the Company, Bubbles Investor Aggregator, L.P. (“Bubbles Investor”), which is an affiliate of L Catterton, Explorer Investment Pte. Ltd (the “GIC Investor”) and certain other investors (the “Registration Rights and Lock-up Agreement”), substantially in the form previously filed as Exhibit 4.4 to the Registration Statement.

Pursuant to the terms of the Registration Rights and Lock-up Agreement between us and certain holders of our stock, including affiliates of L Catterton and the GIC Investor, an affiliate of GIC, and certain holders of our stock are entitled to demand and piggyback registration rights. The stockholders who are a party to the Registration Rights and Lock-up Agreement hold approximately 75% of our equity interests. We will be required to pay the registration expenses of L Catterton and the GIC Investor, other than any underwriting discounts and commissions applicable to the shares sold for each of their accounts and any transfer taxes payable by them on the sale of their shares pursuant to any such registration.

Demand Registrations. Under the Registration Rights and Lock-up Agreement, L Catterton and the GIC Investor are able to require the Company to file a registration statement (a “Demand Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), and we are required to notify holders of such securities in the event of such request (a “Demand Registration Request”). L Catterton and the GIC Investor may each issue up to two Demand Registration Requests for long-form underwritten registrations on Form S-1 and unlimited Demand Registration Requests for short-form underwritten registrations on Form S-3 and take down offerings off of a shelf registration statement. All eligible holders will be entitled to participate in any Demand Registration upon proper notice to us and we are required to use our best efforts to effect such registration in accordance with the terms of the Demand Registration Request, subject to the Additional Lock-up (as defined below) and certain rights we have to delay or postpone such registration.

Piggyback Registrations. Under the Registration Rights and Lock-up Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or pursuant to an employee benefit or dividend reinvestment plan) (a “piggyback registration”), we will be required to notify each eligible holder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement or custody agreement with respect to any such registration.

Additional Lock-up. Under the Registration Rights and Lock-up Agreement, eligible holders, including L Catterton and the GIC Investor, will be subject to lock-up provisions under which they will agree not to sell or otherwise transfer their shares for a period of 180 days following the date of the final prospectus for the Company’s initial public offering, which was October 28, 2020, or 90 days following the date of the final prospectus for any other public offering. Following the expiration of such 180-day lock-up period, certain eligible holders will not be permitted to sell or otherwise transfer their shares for an additional 540 days thereafter (the “Additional Lock-up”), subject to limited waivers and exceptions, including an exception permitting either L Catterton or the GIC Investor to initiate a sale of shares and a limited waiver for all other eligible holders to sell up to a pro rata amount calculated on the basis of the number of shares requested to be sold by L Catterton and the GIC Investor, collectively, as compared to the entire number of shares held by L Catterton and the GIC Investor, collectively, at the closing of this offering.

Director Designation Agreement

On November 2, 2020, in connection with the closing of our initial public offering of common stock described in the Registration Statement, we entered into the Director Designation Agreement with Bubbles Investor (the “Director Designation Agreement”), substantially in the form previously filed as Exhibit 10.11 to the Registration Statement. Pursuant to the terms of the Director Designation Agreement, among other things, we are required to take all necessary and desirable actions (including calling meetings of our board of directors and stockholder meetings and recommending, supporting and soliciting proxies) such that, for so long as the specified conditions in the agreements are satisfied, Bubbles Investor or its affiliates (including L Catterton) will have the right, but not the obligation, to designate for nomination or appointment either one or two directors to our board of directors (with such number being determined in accordance with the agreement based on the satisfaction of certain conditions therein). The Director Designation Agreement stipulates that in the event of vacancy of any of the directors appointed pursuant to the Director Designation Agreement, Bubbles Investor will be entitled to designate an individual to fill such vacancy. Each of the directors appointed pursuant to the Director Designation Agreement may, but will not be required to, qualify as independent pursuant to the Nasdaq Global Select Market listing standards.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2020, the Company filed the Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective on such date. The Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Certificate of Incorporation and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Item 8.01 Other Events.

On October 28, 2020, the Company announced the pricing of the initial public offering of 40,000,000 shares of its common stock at a price to the public of $17.00 per share. The offering consists of 30,000,000 shares of common stock being sold by the Company and 10,000,000 shares of common stock being sold by a parent entity of the Company (the “Selling Stockholder”). In addition, the Selling Stockholder granted the underwriters a 30-day option to purchase up to 6,000,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

On October 28, 2020, the Company delivered to the holders of its Senior Unsecured Floating Rate Notes due 2024 (the “Notes”) a notice of redemption (the “Notice”), notifying those holders that pursuant to the Indenture, dated as of August 16, 2016, among Leslie’s Poolmart, Inc., the Company, the other guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (the “Trustee”) (as may be further supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”), Leslie’s Poolmart, Inc. has elected to redeem the entire aggregate principal amount of the then outstanding Notes, in accordance with the terms of the Indenture and the Notes. As of the date hereof, $390,000,000 aggregate principal amount of the Notes remains outstanding. Pursuant to the Notice, the Notes are called for redemption on November 27, 2020 (the “Redemption Date”). The redemption price for the Notes is equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to, but not including, the Redemption Date (together, the “Redemption Amount”). On the Redemption Date, the Redemption Amount will become due and payable on Notes called for redemption and, unless Leslie’s Poolmart, Inc. defaults in making payment of the Redemption Price, interest on the Notes called for redemption shall cease to accrue on and after the Redemption Date. Following the Redemption, the Notes will be fully redeemed with no principal amount outstanding and the Indenture will be satisfied and discharged as of the Redemption Date, unless satisfied and discharged as of an earlier date in accordance with the terms and provisions of the Indenture. We intend to use a portion of the net proceeds of our initial public offering to fund the Redemption Amount.

On November 2, 2020, the Company completed its initial public offering of Common Stock. The Company and the Selling Stockholder sold 46,000,000 shares of common stock, including 6,000,000 shares of common stock after the underwriters fully exercised their option to purchase additional common stock from the Selling Stockholder. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Leslie’s, Inc., dated November 2, 2020

3.2	Amended and Restated Bylaws of Leslie’s, Inc., effective as of November 2, 2020

99.1	Press Release of Leslie’s, Inc., dated October 28, 2020

99.2	Press Release of Leslie’s, Inc., dated November 2, 2020

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Leslie’s, Inc., dated November 2, 2020

3.2	Amended and Restated Bylaws of Leslie’s, Inc., effective as of November 2, 2020

99.1	Press Release of Leslie’s, Inc., dated October 28, 2020

99.2	Press Release of Leslie’s, Inc., dated November 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Michael R. Egeck
Name:	Michael R. Egeck
Title:	Chief Executive Officer

Date: November 2, 2020